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                                                                    EXHIBIT 10.6

                              CONSULTING AGREEMENT

        This Agreement is effective as of the 1st day of January, 1997, unless herein, and is entered into by and between AMERICAN CRAFT BREWING INTERNATIONAL LIMITED (the Company), a Bermuda corporation, having its principal address at One Galleria Boulevard, Suite 1714, Metairie, Louisiana 70001; the SOUTH CHINA BREWING COMPANY LIMITED (South China), a Hong Kong company and a wholly owned subsidiary of the Company; DAVID K. HAINES (Haines or the Consultant), an individual whose principal address is written beneath his signature below; and LUNAR HOLDINGS, LIMITED (Lunar), a Hong Kong company wholly owned and operated by Haines.

        The Company, South China, Lunar and the Consultant together wish to terminate any and all prior agreements respecting the working relationship and/or employments among and by them, including but not limited to (1) the Management Agreement, dated April 1, 1995 by and between Lunar and South China, and (2) the Agreement, dated as of August 31, 1996, among the Company, South China, Haines and Lunar; and now wish to set forth herein the terms of the relationship between the Consultant and the Company.

        Therefore, the parties agree as follows:

1.      PRIOR AGREEMENTS

        1.1 TERMINATION. All prior agreements by and among the parties respecting the working relationship and/or employments among and by them, including but not limited to the agreements described above, are terminated with effect as of the close of business on December 31, 1996, unless otherwise provided herein.

        1.2 SUPERSEDING AGREEMENT. This Agreement supersedes any and all of the prior agreements and/or employments among the parties, including but not limited to those
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described above, and constitutes the entire agreement and working relationship by and among the parties.

2.      WORKING RELATIONSHIP

        2.1 RETENTION OF CONSULTANT. The Company retains the services of the Consultant, and the Consultant shall provide services to the Company for the compensation and under the terms and conditions herein provided.

        2.2 TERMS. The term of this Agreement shall commence on the 1st day of January, 1997, and shall continue through and end on October 31, 1997 or until terminated by the Company or the Consultant as herein provided.

        2.3 DUTIES. The Consultant shall furnish consultation and advice to the Company as requested by the Company, subject to the following conditions:

                 (a) The Consultant shall receive assignments from, report to, and be supervised by James L. Ake, his delegate or successor.

                 (b) The Consultant is required to devote part and reasonable time and attention to the Company and shall exercise his best efforts to timely perform assignments.

                 (c) The Consultant shall perform assignments, to the extent practicable, at the place, time and in the manner requested by the Company.

                 (d) The Consultant understands that he is not an employee of the Company, that the Company is not required to provide him with worker's compensation or other similar insurance coverages, and that he is responsible for paying and/or withholding any and all taxes applicable to the compensation received from the Company, including but not limited to income, social security, unemployment and disability taxes.
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        2.4      INDEPENDENT CONTRACTOR STATUS.  In performing this Agreement, the Consultant shall be acting as an independent contractor of the Company. Accordingly, the Consultant shall have no authority to act for or on behalf of the Company or to bind the Company without its express written consent and shall not be considered as having employee status for the purpose of any employee benefit plan applicable to the Company's employees generally.

3.      COMPENSATION

        3.1 BASE COMPENSATION. As compensation for his services hereunder, the Company shall pay the Consultant during the term of this Agreement US$4,500.00 per calendar month in arrears. If this Agreement is terminated for any reason before the last day of a calendar month the Company shall pay the Consultant on the last business day of such month an amount equal to the amount specified in the preceding sentence reduced by multiplying such amount by a quotient, the numerator of which is the number of days during such month prior to the termination of this Agreement and the denominator of which is the number of days in such month.

        All compensation shall be paid by telegraphic transfer through South China Brewing Company Limited's accounts on the 25th of each month or nearest previous business day.

        3.2 BONUS. The Company shall pay a bonus of 3% of net profit before income tax of South China Brewing Company Limited for the period January 1, 1997 through October 31, 1997.

        3.3 PARTICIPATING IN BENEFIT AND INSURANCE PLANS. During the term of this Agreement, the Company shall pay an allowance of US$500.00 per calendar month, in the
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aggregate, for participation by the Consultant in the life, health and disability insurance plans of the Company.

4.      EXPENSES

        4.1 CAR ALLOWANCE. During the term of this Agreement, the Company shall pay the Consultant an allowance of US$500.00 per month, in the aggregate, for the automobile used by the Consultant in performing his duties hereunder. The consultant shall be responsible for taxes, fees, maintenance, and insurance of such automobile.

        4.2 REIMBURSEMENT OF PRE-APPROVED EXPENSES. The Company shall reimburse the Consultant for pre-approved travel, lodging, entertainment, and other expenses actually incurred by him in connection with the performance of his duties hereunder, against vouchers and receipts or other appropriate written evidence of such expenditures, all in accordance with the applicable policies of the Company. The Consultant shall be reimbursed for coach class airfare on domestic flights and business class airfare on international flights.

5.      TERMINATION OF AGREEMENT

        5.1 EVENTS OF TERMINATION. This Agreement, and all of the obligations hereunder except the post- termination obligations below, shall immediately terminate upon the earliest to occur of the following:

                 (a) immediately upon written notice of termination to the Company by the Consultant;

                 (b) immediately upon written notice of termination for cause to the Consultant by the Company; "cause" shall mean (i) fraud or any other intentional wrongful act, any violation of law (excluding minor traffic violations), conviction thereof or plea of guilty or nolo contendere
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                         thereto, moral turpitude or other willful misconduct
                         by the Consultant or (ii) the Consultant's failure or refusal to perform, carry out or comply with the Consultant's duties or obligations hereunder in any material respect;

                 (c) immediately upon written notice of termination without cause to the Consultant by the Company; if termination is without cause to the Consultant by the Company salary and benefits are guaranteed through the term of this agreement; /S/ AND SECTION 6.1 IS DELETED.

                 (d) upon the death or permanent disability of Consultant; "permanent disability" shall mean the inability of the Consultant to perform his duties hereunder by reason of physical or mental disability during any continuous period of two months or for periods aggregating two months during the term of this agreement.

        5.2 COOPERATION WITH THE COMPANY AFTER TERMINATION. Following any notice of termination of this Agreement, the Consultant shall fully cooperate with the Company in all matters relating to the winding up of his pending work on behalf of the Company and the orderly transfer of any such pending work to others as may be designated by the Company.

        5.3 CONFIDENTIALITY, RETURN OF PROPERTY. The Consultant acknowledges that during the term of this Agreement he will receive confidential information from the Company and subsidiaries of the Company and the respective clients thereof (each a Relevant Entity), and accordingly the Consultant agrees that during the term of this Agreement and thereafter for a period of two years, the Consultant and his affiliates shall not, except in the performance of his obligations to the Company hereunder or as may otherwise be approved in advance by the Company, directly or indirectly, disclose or use (except for the direct benefit of the
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Company) any confidential information that he may learn or has learned by reason of his association with any Relevant Entity.

        Upon termination of this Agreement, the Consultant shall promptly return to the Company any and all properties, records, papers of any Relevant Entity, that may have been in his possession at the time of termination, whether prepared by the Consultant or others, including, but not limited to, confidential information and keys.

        For purposes of this Agreement, "confidential information" includes all data, analyses, reports, interpretations, forecasts, documents and information concerning a Relevant Entity and its affairs, including, without limitation, with respect to clients, products, policies, procedures, methodologies, trade secrets and other intellectual property, systems, personnel, confidential reports, technical information, financial information, business transactions, business plans, prospects or opportunities, (i) that the Company reasonably believes are confidential or (ii) the disclosure of which could be injurious to a Relevant Entity or beneficial to competitors of a Relevant Entity, but shall exclude any information that the Consultant is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.

        For purposes of this Agreement, "affiliate" means any entity that, directly or indirectly, is controlled by, or under common control with, the Consultant; for the purposes of this definition, the terms "controlled by" and "under common control with" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise.
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6.      NON-COMPETITION

        6.1 NON-COMPETITION. The Consultant agrees that during the term of this Agreement and for a period of one year thereafter, he and his affiliates shall not in Asia for those locations that AmBrew and/or its subsidiaries are operating and/or have a letter of intent to form an operating venture and/or have an agreement for a microbrewery (a) engage in any activity competitive with the business of the Company, its parent or affiliates, for or on behalf of himself or any other person or entity engaged in a line of business which competes with the Company, its parent or affiliates; (b) solicit or attempt to solicit the business of any clients or customers of the Company, its parent or affiliates, for products that are the same or similar to those offered, sold or produced at any time by the Company, its parent or affiliates;
(c) otherwise divert or attempt to divert from the Company, its parent or affiliates, any business whatsoever; (d) hire or attempt to hire for any business endeavor any employee or prior employee of any of the Company, its parent or affiliates; or (e) interfere with any business relationship of the Company, its parent or affiliates, with any other person or entity.

        6.2 SEVERABILITY AND REFORM. If any portion of Section 6.1 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of Section 6.1, but Section 6.1 shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein. It is the intention of the parties hereto that if any of the restrictions or covenants contained in Section 6.1 is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or in any way construed to be too broad or invalid, such provision shall not be construed to be null, void and of no enforceable effect, but to the extent such provision would be valid or enforceable under applicable law, a court of
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competent jurisdiction shall construe and interpret or reform Section 6.1 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

7.      MISCELLANEOUS

        7.1 NOTICES. Any notice or communication required or permitted to be given under this Agreement shall be (a) in writing, (b) delivered by hand, Federal Express, facsimile transmission or by registered or certified mail, postage prepaid, if to the Company, to the attention of James L. Ake at the address set forth above, or if to the Consultant at his address set forth below, or at such other addresses as the respective parties may designate by such notice and (c) deemed to have been given on the date delivered by hand or sent by facsimile, two business days after deposit with Federal Express and upon receipt after being deposited with a governmental postal service.

        7.2 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement, and its application or interpretation, shall be governed by the laws of Louisiana applicable to agreements made and to be performed entirely therein. The Consultant irrevocably submits to the jurisdiction over his person by the courts of Louisiana.

        7.3 AMENDMENTS. This Agreement may be amended only pursuant to an instrument in writing signed by each of the parties hereto.

        7.4 HEADINGS. The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

        7.5 WAIVERS; RIGHTS AND REMEDIES CUMULATIVE. The failure of any party to pursue any remedy for breach, or to insist upon the strict performance of any covenant or condition
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contained in this Agreement shall not constitute a waiver thereof or of any right with respect to any subsequent breach. Except as otherwise expressly set forth herein, rights and remedies under this Agreement are cumulative, and the pursuit of any one right or remedy by any party shall not preclude, or constitute a waiver of, the right to pursue any or all other remedies. All rights and remedies provided under this Agreement are in addition to any other rights the parties may have by law, in equity or otherwise.

        7.6 SEVERABILITY. If any provision, or portion thereof, of this Agreement, or its application to any person or entity or circumstance, shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement, such provision and their application shall not be affected thereby, but shall be interpreted without such unenforceable provision or portion thereof so as to give effect, insofar as is possible, to the original intent of the parties, and shall otherwise be enforceable to the fullest extent permitted by law.

        7.7 SUCCESSORS AND ASSIGNS. All of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and, in the case of the Company, its respective successors and assigns.

        7.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        7.9 NO THIRD-PARTY BENEFICIARIES. The covenants, obligations and rights set forth in this Agreement are not intended to benefit any third person or entity.

        7.10 ENTIRE AGREEMENT. This Agreement embodies the entire understanding and agreement between the parties and supersedes any and all prior negotiations, understandings or agreements between the parties concerning the subject matter hereof with respect hereto.
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        7.11     ATTORNEY'S FEES.  In the event that either the Company or
Consultant commences a legal proceeding (including arbitration) to enforce or interpret any of the terms of this Agreement or to terminate this Agreement, the prevailing party in such action shall receive from the other party reasonable attorney's fees as may be fixed by the arbitrator, court or jury.

        7.12 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration administered by the American Arbitration Association in accordance with its applicable rules. Any judgment upon the award rendered in such arbitration may be entered in any court of competent jurisdiction.

        THUS DONE AND SIGNED in the Parish of Jefferson, State of Louisiana on this 14th day of February, 1997, in the presence of the undersigned competent witnesses and me, Notary Public, after due reading of the whole.


WITNESSES:                              AMERICAN CRAFT BREWING
                                        INTERNATIONAL LIMITED

/s/ Nancy Hernandez                     By: /s/ James L. Ake
----------------------------------          ------------------------------------
                                        Name: James L. Ake
                                        Title: Executive Vice-President

/s/ Bridgette J. Craft                  Date: /s/ 2/14/97
----------------------------------            ----------------------------------

                            /s/ Ilene H. Goldman
                 -------------------------------------------
                                NOTARY PUBLIC
                            Commissioned for Life

        THUS DONE AND SIGNED in the Parish of Jefferson, State of Louisiana on this 14th day of February, 1997, in the presence of the undersigned competent witnesses and me, Notary Public, after due reading of the whole.


WITNESSES:                              SOUTH CHINA BREWING COMPANY LIMITED

/s/ Nancy Hernandez                     By: /s/ James L. Ake
----------------------------------          ------------------------------------
                                        Name: James L. Ake
                                        Title: /s/ Director
                                               ---------------------------------
/s/ Bridgette J. Craft                  Date: /s/ 2/14/97
----------------------------------            ----------------------------------

                            /s/ Ilene H. Goldman
                 -------------------------------------------
                                NOTARY PUBLIC
                            Commissioned for Life
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        THUS DONE AND SIGNED in the Parish of Jefferson, State of Louisiana on
this 14th day of February, 1997, in the presence of the undersigned competent witnesses and me, Notary Public, after due reading of the whole.

WITNESSES:

/s/ Nancy Hernandez                     By: /s/ David K. Haines
----------------------------------          ------------------------------------
                                            DAVID K. HAINES, Individually
                                            Address A-3, 3/F Universal Heights
                                                    ----------------------------
/s/ Bridgette J. Craft                              42 Katewall Rd., Mid-levels,
----------------------------------                  Hong Kong
                                            ------------------------------------
                                            Date: /s/ 2/14/97
                                                  ------------------------------

                            /s/ Ilene H. Goldman
                 -------------------------------------------
                                NOTARY PUBLIC
                            Commissioned for Life

        THUS DONE AND SIGNED in the Parish of Jefferson, State of Louisiana on this 14th day of February, 1997, in the presence of the undersigned competent witnesses and me, Notary Public, after due reading of the whole.


WITNESSES:                              LUNAR HOLDINGS, LIMITED

/s/ Nancy Hernandez                     By: /s/ David K. Haines
----------------------------------          ------------------------------------
                                        Name: David K. Haines
                                        Title: Executive Vice-President
/s/ Bridgette J. Craft                  Date: 2/14/97
----------------------------------            ----------------------------------


                            /s/ Ilene H. Goldman
                 -------------------------------------------
                                NOTARY PUBLIC
                            Commissioned for Life